Exhibit 99.1

Contacts:
PR/Media Inquiries: Teresa Johnson Merit Medical	Investor Inquiries: Mike Piccinino, CFA, IRC Westwicke – ICR
+1-801-208-4295	+1-443-213-0509
tjohnson@merit.com	mike.piccinino@westwicke.com

FOR IMMEDIATE RELEASE

MERIT MEDICAL REPORTS RESULTS FOR
FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2023

ISSUES FISCAL YEAR 2024 GUIDANCE

●	Q4 2023 reported revenue of $324.5 million, up 10.6% year-over-year
●	Q4 2023 constant currency revenue* up 10.3% year-over-year
●	Q4 2023 constant currency revenue, organic* up 8.3% year-over-year
●	Q4 2023 GAAP operating margin of 10.4%, compared to 10.4% in Q4 2022
●	Q4 2023 non-GAAP operating margin* of 18.2%, compared to 17.8% in Q4 2022
●	Q4 2023 GAAP EPS $0.47, compared to $0.58 in Q4 2022
●	Q4 2023 non-GAAP EPS* $0.81, compared to $0.79 in Q4 2022
●	Issues fiscal year 2024 financial guidance

*  Constant currency revenue; constant currency revenue, organic; non-GAAP EPS; non-GAAP net income; non-GAAP operating income and margin; non-GAAP gross profit and margin; and free cash flow are non-GAAP financial measures. A reconciliation of these financial measures to their most directly comparable GAAP financial measures is included under the heading “Non-GAAP Financial Measures” below.

SOUTH JORDAN, Utah, February 28, 2024 -- Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading global manufacturer and marketer of healthcare technology, today announced revenue of $324.5 million for the quarter ended December 31, 2023, an increase of 10.6% compared to the quarter ended December 31, 2022. Constant currency revenue, organic, for the fourth quarter of 2023 increased 8.3% compared to the prior year period.

Merit’s revenue by operating segment and product category for the three and twelve-month periods ended December 31, 2023 and 2022 was as follows (unaudited; in thousands, except for percentages):

	Three Months Ended
	Reported				Constant Currency *
	December 31,			Impact of foreign	December 31,
	2023	2022	% Change	exchange	2023	% Change
Cardiovascular
Peripheral Intervention	$134,143	$112,384	19.4%	$(444)	$133,699	19.0%
Cardiac Intervention	90,242	85,277	5.8%	(174)	90,068	5.6%
Custom Procedural Solutions	49,624	49,147	1.0%	(67)	49,557	0.8%
OEM	41,216	38,861	6.1%	(130)	41,086	5.7%
Total	315,225	285,669	10.3%	(815)	314,410	10.1%

Endoscopy
Endoscopy Devices	9,290	7,746	19.9%	5	9,295	20.0%

Total	$324,515	$293,415	10.6%	$(810)	$323,705	10.3%

	Year Ended
	Reported				Constant Currency *
	December 31,			Impact of foreign	December 31,
	2023	2022	% Change	exchange	2023	% Change
Cardiovascular
Peripheral Intervention	$502,220	$439,810	14.2%	$2,140	$504,360	14.7%
Cardiac Intervention	358,451	343,186	4.4%	3,040	361,491	5.3%
Custom Procedural Solutions	195,333	190,194	2.7%	1,478	196,811	3.5%
OEM	164,556	145,034	13.5%	(293)	164,263	13.3%
Total	1,220,560	1,118,224	9.2%	6,365	1,226,925	9.7%

Endoscopy
Endoscopy Devices	36,806	32,757	12.4%	75	36,881	12.6%

Total	$1,257,366	$1,150,981	9.2%	$6,440	$1,263,806	9.8%

Merit’s GAAP gross margin for the fourth quarter of 2023 was 46.4%, compared to GAAP gross margin of 45.9% for the prior year period. Merit’s non-GAAP gross margin* for the fourth quarter of 2023 was 50.4%, compared to non-GAAP gross margin* of 49.5% for the fourth quarter of 2022.

Merit’s GAAP net income for the fourth quarter of 2023 was $27.6 million, or $0.47 per share, compared to GAAP net income of $33.4 million, or $0.58 per share, for the fourth quarter of 2022. Merit’s non-GAAP net income* for the fourth quarter of 2023 was $47.2 million, or $0.81 per share, compared to non-GAAP net income* of $46.0 million, or $0.79 per share, for the fourth quarter of 2022.

“We delivered better-than-expected revenue and financial results in the fourth quarter,” said Fred P. Lampropoulos, Merit’s Chairman and Chief Executive Officer. “Our constant currency, organic, revenue increased 8.3% in Q4 and our constant currency total revenue increased 10.3%, including the sales of acquired interventional products from AngioDynamics. We also delivered year-over-year improvement in profitability with an 18.2% non-GAAP operating margin and generated approximately $55 million of free cash flow in the quarter. Our fourth quarter capped off an impressive year of operating and financial performance in 2023; we delivered nearly 10% constant currency revenue growth, a 120 basis-point improvement year-over-year in our non-GAAP operating margin and generated strong free cash flow of more than $110 million. Importantly, we completed the final year of our Foundations for Growth Program, delivering or exceeding each of the financial targets we outlined for the three-year period ending December 31, 2023. We are proud of the team’s strong execution and relentless focus on this strategic endeavor. It is because of their efforts that the FFG Program has resulted in a constant currency, organic revenue CAGR of 9.4%, a 440 basis-point improvement in our non-GAAP operating margin and cumulative free cash flow generation of $300 million.”

Mr. Lampropoulos continued: “We are introducing 2024 financial guidance which reflects confidence in our team’s ability to deliver continued strong execution, stable constant currency growth, improving profitability and solid free cash flow generation. We also intend to build upon the significant progress we made in our FFG Program. As detailed in a separate press release this afternoon, we are introducing the “Continued Growth Initiatives” Program and new multi-year financial targets for the three-year period ending December 31, 2026. We believe the successful execution of our 3-year “CGI” Program will result in a constant currency, organic revenue CAGR of at least 5%, non-GAAP operating margins of at least 20% and cumulative free cash flow of more than $400 million.”

As of December 31, 2023, Merit had cash and cash equivalents of $587.0 million, total debt obligations of $846.6 million, and available borrowing capacity of approximately $626 million, compared to cash and cash equivalents of $58.4 million, total debt obligations of $198.2 million, and available borrowing capacity of approximately $523 million as of December 31, 2022.

Fiscal Year 2024 Financial Guidance

Based upon the information currently available to Merit’s management, for the year ending December 31, 2024, absent material acquisitions, non-recurring transactions or other factors beyond Merit’s current expectations, Merit expects the following:

Revenue and Earnings Guidance*

	Prior Year (As Reported)	Guidance
	Year Ended	Year Ending	% Change
Financial Measure	December 31, 2023	December 31, 2024	Y/Y

Net Sales	$1.257 billion	$1.312 - $1.325 billion	4% - 5%
Cardiovascular Segment	$1.221 billion	$1.272 - $1.285 billion	4% - 5%
Endoscopy Segment	$36.8 million	$39.7 - $40.1 million	8% - 9%

Non-GAAP
Earnings Per Share	$3.01	$3.28 - $3.35	9% - 11%

*Percentage figures approximated; dollar figures may not foot due to rounding

2024 Net Sales Guidance - % Change from Prior Year (Constant Currency) Reconciliation*

	Updated Guidance
	Low	High
2024 Net Sales Guidance - % Change from Prior Year (GAAP)	4.3%	5.4%
Estimated impact of foreign currency exchange rate fluctuations	0.5%	0.5%
2024 Net Sales Guidance - % Change from Prior Year (Constant Currency)	4.8%	5.9%

*Percentage figures approximated and may not foot due to rounding

Merit does not provide guidance for GAAP reported financial measures (other than revenue) or a reconciliation of forward-looking Non-GAAP financial measures to the most directly comparable GAAP reported financial measures (other than revenue) because Merit is unable to predict with reasonable certainty the financial impact of items such as expenses related to acquisitions or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain severance expenses, performance-based stock compensation expenses, corporate transformation expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, governmental proceedings, and changes in governmental or industry regulations. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period. For the same reasons, Merit is unable to address the significance of the unavailable information, which could be material to future results. Specifically, Merit is not, without unreasonable effort, able to reliably predict the impact of these items and Merit believes inclusion of a reconciliation of these forward-looking non-GAAP measures to their GAAP counterparts could be confusing to investors or cause undue reliance.

Merit’s financial guidance for the year ending December 31, 2024 is subject to risks and uncertainties identified in this release and Merit’s filings with the U.S. Securities and Exchange Commission (the “SEC”).

CONFERENCE CALL

Merit will hold its investor conference call today, Wednesday, February 28, 2024, at 5:00 p.m. Eastern (4:00 p.m. Central, 3:00 p.m. Mountain, and 2:00 p.m. Pacific). To access the conference call, please pre-register using the following link. Registrants will receive confirmation with dial-in details. A live webcast and slide deck will also be available at merit.com.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,	December 31,
	2023	2022
ASSETS	(unaudited)
Current Assets
Cash and cash equivalents	$587,036	$58,408
Trade receivables, net	177,885	164,677
Other receivables	10,517	12,992
Inventories	303,871	265,991
Prepaid expenses and other assets	24,286	22,324
Prepaid income taxes	4,016	3,913
Income tax refund receivables	859	779
Total current assets	1,108,470	529,084

Property and equipment, net	383,523	382,976
Intangible assets, net	325,883	275,872
Goodwill	382,240	359,821
Deferred income tax assets	7,288	6,599
Operating lease right-of-use assets	63,047	65,262
Other assets	54,793	44,352
Total Assets	$2,325,244	$1,663,966

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade payables	$65,944	$68,504
Accrued expenses	120,447	123,189
Current portion of long-term debt	—	11,250
Current operating lease liabilities	12,087	11,005
Income taxes payable	5,086	6,697
Total current liabilities	203,564	220,645

Long-term debt	823,013	186,759
Deferred income tax liabilities	5,547	18,462
Long-term income taxes payable	347	347
Liabilities related to unrecognized tax benefits	1,912	1,912
Deferred compensation payable	17,167	15,264
Deferred credits	1,605	1,708
Long-term operating lease liabilities	56,259	59,736
Other long-term obligations	13,830	14,736
Total liabilities	1,123,244	519,569

Stockholders' Equity
Common stock	638,150	675,174
Retained earnings	575,184	480,773
Accumulated other comprehensive loss	(11,334)	(11,550)
Total stockholders' equity	1,202,000	1,144,397
Total Liabilities and Stockholders' Equity	$2,325,244	$1,663,966

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net sales	$324,515	$293,415	$1,257,366	$1,150,981
Cost of sales	173,986	158,863	673,494	631,882
Gross profit	150,529	134,552	583,872	519,099

Operating expenses:
Selling, general and administrative	95,751	83,243	373,676	342,525
Research and development	21,639	20,436	82,728	75,510
Impairment charges	—	547	270	2,219
Contingent consideration (benefit) expense	(473)	(91)	1,704	4,611
Acquired in-process research and development	—	—	1,550	6,671
Total operating expenses	116,917	104,135	459,928	431,536

Income from operations	33,612	30,417	123,944	87,563

Other income (expense):
Interest income	1,923	123	2,456	439
Interest expense	(4,977)	(2,158)	(15,511)	(6,339)
Other income (expense) — net	909	1,773	1,200	966
Total other expense — net	(2,145)	(262)	(11,855)	(4,934)

Income before income taxes	31,467	30,155	112,089	82,629

Income tax (benefit) expense	3,838	(3,246)	17,678	8,113

Net income	$27,629	$33,401	$94,411	$74,516

Earnings per common share
Basic	$0.48	$0.58	$1.64	$1.31
Diluted	$0.47	$0.58	$1.62	$1.29

Weighted average shares outstanding
Basic	57,793	57,098	57,593	56,806
Diluted	58,385	57,963	58,356	57,671

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Year Ended
	December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$94,411	$74,516
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	89,985	81,804
(Gain) loss on disposition of business	(431)	1,417
Write-off of certain intangible assets and other long-term assets	506	2,281
Amortization of right-of-use operating lease assets	11,307	10,394
Fair value adjustments related to contingent consideration liabilities	1,704	4,611
Acquired in-process research and development	1,550	6,671
Deferred income taxes	(12,643)	(14,924)
Stock-based compensation expense	21,333	18,042
Other adjustments	7,451	877
Changes in operating assets and liabilities, net of acquisitions and divestitures	(70,022)	(71,398)
Total adjustments	50,740	39,775
Net cash, cash equivalents, and restricted cash provided by operating activities	145,151	114,291

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures for property and equipment	(34,290)	(45,029)
Cash paid in acquisitions, net of cash acquired	(138,278)	(8,287)
Other investing, net	(2,779)	(4,081)
Net cash, cash equivalents, and restricted cash used in investing activities	(175,347)	(57,397)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	15,584	20,070
Proceeds from (payment of) long-term debt	619,579	(44,938)
Purchase of capped call option	(66,528)	—
Long-term debt issuance costs	(677)	—
Contingent payments related to acquisitions	(3,569)	(32,918)
Payment of taxes related to an exchange of common stock	(5,123)	(2,474)
Net cash, cash equivalents, and restricted cash provided by (used in) financing activities	559,266	(60,260)
Effect of exchange rates on cash	(484)	(3,826)
Net increase (decrease) in cash, cash equivalents and restricted cash	528,586	(7,192)

CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Beginning of period	60,558	67,750
End of period	$589,144	$60,558

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH TO THE CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	587,036	58,408
Restricted cash reported in prepaid expenses and other current assets	2,108	2,150
Total cash, cash equivalents and restricted cash	$589,144	$60,558

Non-GAAP Financial Measures

Although Merit’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Merit’s management believes that the non-GAAP financial measures referenced in this release provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations. Non-GAAP financial measures used in this release include:

●	constant currency revenue;
●	constant currency revenue, organic;
●	non-GAAP gross profit and margin;
●	non-GAAP operating income and margin;
●	non-GAAP net income;
●	non-GAAP earnings per share; and
●	free cash flow.

Merit’s management team uses these non-GAAP financial measures to evaluate Merit’s profitability and efficiency, to compare operating and financial results to prior periods, to evaluate changes in the results of its operating segments, and to measure and allocate financial resources internally. However, Merit’s management does not consider such non-GAAP measures in isolation or as an alternative to measures determined in accordance with GAAP.

Readers should consider non-GAAP measures used in this release in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures generally exclude some, but not all, items that may affect Merit’s net income. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded. Merit believes it is useful to exclude such items in the calculation of non-GAAP gross profit and margin, non-GAAP operating income and margin, non-GAAP net income, and non-GAAP earnings per share (in each case, as further illustrated in the reconciliation tables below) because such amounts in any specific period may not directly correlate to the underlying performance of Merit’s business operations and can vary significantly between periods as a result of factors such as acquisition or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain severance expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, corporate transformation expenses, governmental proceedings or changes in tax or industry regulations, gains or losses on disposal of certain assets, and debt issuance costs. Merit may incur similar types of expenses in the future, and the non-GAAP financial information included in this release should not be viewed as a statement or indication that these types of expenses will not recur. Additionally, the non-GAAP financial measures used in this release may not be comparable with similarly titled measures of other companies. Merit urges readers to review the reconciliations of its non-GAAP financial measures to their most directly comparable GAAP financial measures included herein, and not to rely on any single financial measure to evaluate Merit’s business or results of operations.

Constant Currency Revenue

Merit’s constant currency revenue is prepared by converting the current-period reported revenue of subsidiaries whose functional currency is a currency other than the U.S. dollar at the applicable foreign exchange rates in effect during the comparable prior-year period and adjusting for the effects of hedging transactions on reported revenue, which are recorded in the U.S. dollar. The constant currency revenue adjustments of ($0.8) million and $6.4 million to reported revenue for the three and twelve-month periods ended December 31, 2023 were calculated using the applicable average foreign exchange rates for the three and twelve-month periods ended December 31, 2022.

Constant Currency Revenue, Organic

Merit’s constant currency revenue, organic, is defined, with respect to prior fiscal year periods, as GAAP revenue. With respect to current fiscal year periods, constant currency revenue, organic, is defined as constant currency revenue (as defined above), less revenue from certain acquisitions. For the three and twelve-month periods ended December 31, 2023, Merit’s constant currency revenue, organic, excludes revenues attributable to certain assets acquired from AngioDynamics, Inc. (“AngioDynamics”) in June 2023.

Non-GAAP Gross Profit and Margin

Non-GAAP gross profit is calculated by reducing GAAP cost of sales by amounts recorded for amortization of intangible assets, corporate restructuring charges, and inventory mark-up related to acquisitions. Non-GAAP gross margin is calculated by dividing non-GAAP gross profit by reported net sales.

Non-GAAP Operating Income and Margin

Non-GAAP operating income is calculated by adjusting GAAP operating income for certain items which are deemed by Merit’s management to be outside of core operations and vary in amount and frequency among periods, such as expenses related to acquisitions or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain severance expenses, performance-based stock compensation expenses, corporate transformation expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, governmental proceedings, and changes in governmental or industry regulations, as well as other items referenced in the tables below. Non-GAAP operating margin is calculated by dividing non-GAAP operating income by reported net sales.

Non-GAAP Net Income

Non-GAAP net income is calculated by adjusting GAAP net income for the items set forth in the definition of non-GAAP operating income above, as well as for expenses related to debt issuance costs, gains or losses on disposal of certain assets, changes in tax regulations, and other items set forth in the tables below.

Non-GAAP EPS

Non-GAAP EPS is defined as non-GAAP net income divided by the diluted shares outstanding for the corresponding period.

Free Cash Flow

Free cash flow is defined as cash flow from operations calculated in accordance with GAAP, less capital expenditures for property and equipment calculated in accordance with GAAP, as set forth in the consolidated statement of cash flows.

Non-GAAP Financial Measure Reconciliations

The following tables set forth supplemental financial data and corresponding reconciliations of non-GAAP financial measures to Merit’s corresponding financial measures prepared in accordance with GAAP, in each case, for the three and twelve-month periods ended December 31, 2023 and 2022. The non-GAAP income adjustments referenced in the following tables do not reflect non-performance-based stock compensation expense of approximately $3.5 million and $3.2 million for the three-month periods ended December 31, 2023 and 2022, respectively and $12.7 million and $12.5 million for the twelve-month periods ended December 31, 2023 and 2022, respectively.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(Unaudited, in thousands except per share amounts)

	Three Months Ended
	December 31, 2023
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$31,467	$(3,838)	$27,629	$0.47

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	12,611	(3,032)	9,579	0.16
Corporate restructuring (a)	448	(108)	340	0.01
Inventory mark-up related to acquisitions	68	(17)	51	0.00
Operating Expenses
Contingent consideration benefit	(473)	74	(399)	(0.01)
Amortization of intangibles	2,334	(562)	1,772	0.03
Performance-based share-based compensation (b)	2,459	(350)	2,109	0.04
Corporate transformation and restructuring (c)	5,162	(1,237)	3,925	0.07
Acquisition-related	68	(16)	52	0.00
Medical Device Regulation expenses (d)	2,710	(651)	2,059	0.04
Other (e)	41	(10)	31	0.00
Other (Income) Expense
Amortization of long-term debt issuance costs	585	(140)	445	0.01
Gain on disposal of business unit	(431)	—	(431)	(0.01)

Non-GAAP net income	$57,049	$(9,887)	$47,162	$0.81

Diluted shares				58,385

	Three Months Ended
	December 31, 2022
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$30,155	$3,246	$33,401	$0.58

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	10,615	(2,602)	8,013	0.14
Operating Expenses
Contingent consideration benefit	(91)	31	(60)	(0.00)
Impairment charges	547	—	547	0.01
Amortization of intangibles	1,551	(382)	1,169	0.02
Performance-based share-based compensation (b)	1,152	(133)	1,019	0.02
Corporate transformation and restructuring (c)	3,325	(814)	2,511	0.04
Acquisition-related	213	(52)	161	0.00
Medical Device Regulation expenses (d)	4,482	(1,097)	3,385	0.06
Other (e)	121	(30)	91	0.00
Other (Income) Expense
Amortization of long-term debt issuance costs	151	(37)	114	0.00
Loss on disposal of business unit	17	3	20	0.00
Tax expense related to restructuring (f)	—	(4,324)	(4,324)	(0.07)

Non-GAAP net income	$52,238	$(6,191)	$46,047	$0.79

Diluted shares				57,963

Note: Certain per share impacts may not sum to totals due to rounding.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(Unaudited, in thousands except per share amounts)

	Year Ended
	December 31, 2023
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$112,089	$(17,678)	$94,411	$1.62

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	47,795	(11,492)	36,303	0.62
Corporate restructuring (a)	448	(108)	340	0.01
Inventory mark-up related to acquisitions	2,069	(497)	1,572	0.03
Operating Expenses
Contingent consideration expense	1,704	(47)	1,657	0.03
Impairment charges	270	—	270	0.00
Amortization of intangibles	8,293	(1,998)	6,295	0.11
Performance-based share-based compensation (b)	8,526	(1,121)	7,405	0.13
Corporate transformation and restructuring (c)	19,365	(4,646)	14,719	0.25
Acquisition-related	5,286	(1,269)	4,017	0.07
Medical Device Regulation expenses (d)	11,822	(2,838)	8,984	0.15
Other (e)	(1,268)	304	(964)	(0.02)
Other (Income) Expense
Amortization of long-term debt issuance costs	1,639	(393)	1,246	0.02
Gain on disposal of business unit	(431)	—	(431)	(0.01)

Non-GAAP net income	$217,607	$(41,783)	$175,824	$3.01

Diluted shares				58,356

	Year Ended
	December 31, 2022
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$82,629	$(8,113)	$74,516	$1.29

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	42,154	(10,335)	31,819	0.55
Operating Expenses
Contingent consideration expense	4,611	14	4,625	0.08
Impairment charges	2,219	(318)	1,901	0.03
Amortization of intangibles	6,300	(1,558)	4,742	0.08
Performance-based share-based compensation (b)	5,506	(546)	4,960	0.09
Corporate transformation and restructuring (c)	23,757	(5,516)	18,241	0.32
Acquisition-related	2,114	(517)	1,597	0.03
Medical Device Regulation expenses (d)	12,933	(3,166)	9,767	0.17
Other (e)	7,966	(1,893)	6,073	0.11
Other (Income) Expense
Amortization of long-term debt issuance costs	604	(148)	456	0.01
Loss on disposal of business unit	1,407	(29)	1,378	0.02
Tax expense related to restructuring (f)	—	(4,324)	(4,324)	(0.07)

Non-GAAP net income	$192,200	$(36,449)	$155,751	$2.70

Diluted shares				57,671

Note: Certain per share impacts may not sum to totals due to rounding.

Reconciliation of Reported Operating Income to Non-GAAP Operating Income

(Unaudited, in thousands except percentages)

	Three Months Ended		Three Months Ended		Year Ended		Year Ended
	December 31, 2023		December 31, 2022		December 31, 2023		December 31, 2022
	Amounts	% Sales	Amounts	% Sales	Amounts	% Sales	Amounts	% Sales
Net Sales as Reported	$324,515		$293,415		$1,257,366		$1,150,981

GAAP Operating Income	33,612	10.4%	30,417	10.4%	123,944	9.9%	87,563	7.6%
Cost of Sales
Amortization of intangibles	12,611	3.9%	10,615	3.6%	47,795	3.8%	42,154	3.7%
Corporate restructuring (a)	448	0.1%	—	—	448	0.0%	—	—
Inventory mark-up related to acquisitions	68	0.0%	—	—	2,069	0.2%	—	—
Operating Expenses
Contingent consideration (benefit) expense	(473)	(0.1)%	(91)	(0.0)%	1,704	0.1%	4,611	0.4%
Impairment charges	—	—	547	0.2%	270	0.0%	2,219	0.2%
Amortization of intangibles	2,334	0.7%	1,551	0.5%	8,293	0.7%	6,300	0.5%
Performance-based share-based compensation (b)	2,459	0.8%	1,152	0.4%	8,526	0.7%	5,506	0.5%
Corporate transformation and restructuring (c)	5,162	1.6%	3,325	1.1%	19,365	1.5%	23,757	2.1%
Acquisition-related	68	0.0%	213	0.1%	5,286	0.4%	2,114	0.2%
Medical Device Regulation expenses (d)	2,710	0.8%	4,482	1.5%	11,822	0.9%	12,933	1.1%
Other (e)	41	0.0%	121	0.0%	(1,268)	(0.1)%	7,966	0.7%

Non-GAAP Operating Income	$59,040	18.2%	$52,332	17.8%	$228,254	18.2%	$195,123	17.0%

Note: Certain percentages may not sum to totals due to rounding.

a)	Represents corporate restructuring charges reflected within cost of sales including the write-off of inventory related to the divestiture or exit of certain businesses or product lines.
b)	Represents performance-based share-based compensation expense, including stock-settled and cash-settled awards.
c)	Includes consulting expenses related to the Foundations for Growth Program, $4.3 million for write-offs of other long-term assets associated with restructuring activities in the twelve-month period ended December 31, 2023, and other transformation costs, including severance related to corporate initiatives.
d)	Represents incremental expenses incurred to comply with the E.U. Medical Device Regulation (“MDR”).
e)	The 2023 periods include insurance reimbursement of approximately $(3.0) million for costs incurred in responding to an inquiry by the U.S. Department of Justice (the “DOJ”) which was settled in 2020, costs to comply with Merit’s corporate integrity agreement with the DOJ, and acquired in-process research and development charges of $1.6 million. The 2022 periods include costs to comply with Merit’s corporate integrity agreement with the DOJ, acquired in-process research and development charges of $6.7 million, and legal costs associated with a shareholder derivative proceeding.
f)	Represents an adjustment to our deferred withholding tax liability on unremitted foreign earnings as a result of the restructuring of certain international subsidiaries in 2022.

Reconciliation of Reported Revenue to Constant Currency Revenue (Non-GAAP), and Constant Currency Revenue, Organic (Non-GAAP)

(Unaudited, in thousands except percentages)

		Three Months Ended			Year Ended
		December 31,			December 31,
	% Change	2023	2022	% Change	2023	2022
Reported Revenue	10.6%	$324,515	$293,415	9.2%	$1,257,366	$1,150,981

Add: Impact of foreign exchange		(810)	—		6,440	—

Constant Currency Revenue (a)	10.3%	$323,705	$293,415	9.8%	$1,263,806	$1,150,981

Less: Revenue from certain acquisitions		(6,079)	—		(14,365)	—

Constant Currency Revenue, Organic (a)	8.3%	$317,626	$293,415	8.6%	$1,249,441	$1,150,981

(a)	A non-GAAP financial measure. For a definition of this and other non-GAAP financial measures, see the section of this release entitled “Non-GAAP Financial Measures.”

Reconciliation of Reported Gross Margin to Non-GAAP Gross Margin (Non-GAAP)

(Unaudited, as a percentage of reported revenue)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Reported Gross Margin	46.4%	45.9%	46.4%	45.1%

Add back impact of:
Amortization of intangibles	3.9%	3.6%	3.8%	3.7%
Corporate restructuring (a)	0.1%	—	0.0%	—
Inventory mark-up related to acquisitions	0.0%	—	0.2%	—

Non-GAAP Gross Margin	50.4%	49.5%	50.4%	48.8%

Note: Certain percentages may not sum to totals due to rounding.

(a)	Represents corporate restructuring charges reflected within cost of sales including the write-off of inventory related to the divestiture or exit of certain businesses or product lines.

ABOUT MERIT

Founded in 1987, Merit Medical Systems, Inc. is engaged in the development, manufacture, and distribution of proprietary disposable medical devices used in interventional, diagnostic, and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care, and endoscopy. Merit serves client hospitals worldwide with a domestic and international sales force and clinical support team totaling more than 700 individuals. Merit employs approximately 7,000 people worldwide.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this release which are not purely historical, including, without limitation, statements regarding Merit’s forecasted plans, revenues, net sales, net income (GAAP and non-GAAP), operating income and margin (GAAP and non-GAAP), gross profit and margin (GAAP and non-GAAP), earnings per share (GAAP and non-GAAP), free cash flow and other financial measures, future growth and profit expectations or forecasted economic conditions, or the implementation of, and results which may be achieved through, Merit’s Foundations for Growth Program, Continued Growth Initiatives Program or other expense reduction initiatives, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to risks and uncertainties such as those described in Merit’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report”) and other filings with the SEC. Such risks and uncertainties include inherent risks and uncertainties associated with Merit’s integration of products acquired from AngioDynamics and its ability to achieve anticipated financial results, product development and other anticipated benefits of the AngioDynamics acquisition; uncertainties as to whether Merit will achieve sales, gross and operating margins, net income and earnings per share performance consistent with its forecasts associated with that acquisition; disruptions in Merit’s supply chain, manufacturing or sterilization processes; reduced availability of, and price increases associated with, commodity components and other raw materials; adverse changes in freight, shipping and transportation expenses; negative changes in economic and industry conditions in the United States or other countries, including inflation; risks relating to Merit’s potential inability to successfully manage growth through acquisitions generally, including the inability to effectively integrate acquired operations or products or commercialize technology developed internally or acquired through completed, proposed or future transactions; risks associated with Merit’s ongoing or prospective manufacturing transfers and facility consolidations; fluctuations in interest or foreign currency exchange rates; risks and uncertainties associated with Merit’s information technology systems, including the potential for breaches of security and evolving regulations regarding privacy and data protection; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit; consequences associated with a Corporate Integrity Agreement executed between Merit and the U.S. Office of Inspector General; difficulties, delays and expenditures relating to development, testing and regulatory approval or clearance of Merit’s products, including the pursuit of approvals under the MDR, and risks that such products may not be developed successfully or approved for commercial use; litigation and other judicial proceedings affecting Merit; the potential of fines, penalties or other adverse consequences if Merit’s employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations; restrictions on Merit’s liquidity or business operations resulting from its debt agreements; infringement of Merit’s technology or the assertion that Merit’s technology infringes the rights of other parties; product recalls and product liability claims; changes in customer purchasing patterns or the mix of products Merit sells; laws and regulations targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in governing regulations, including reforms to the procedures for approval or clearance of Merit’s products by the U.S. Food & Drug Administration or comparable regulatory authorities in other jurisdictions; changes in tax laws and regulations in the United States or other jurisdictions; termination of relationships with Merit’s suppliers, or failure of such suppliers to perform; concentration of a substantial portion of Merit’s revenues among a few products and procedures; development of new products and technology that could render Merit’s existing or future products obsolete; market acceptance of new products; dependance on distributors to commercialize Merit’s products in various jurisdictions outside the United States; volatility in the market price of Merit’s common stock; modification or limitation of governmental or private insurance reimbursement policies; changes in healthcare policies or markets related to healthcare reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; failure to introduce products in a timely fashion; price and product competition; fluctuations in and obsolescence of inventory; and other factors referenced in the 2023 Annual Report and other materials filed with the SEC.

All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results. Those estimates and all other forward-looking statements included in this document are made only as of the date of this document, and except as otherwise required by applicable law, Merit assumes no obligation to update or disclose revisions to estimates and all other forward-looking statements.

TRADEMARKS

Unless noted otherwise, trademarks and registered trademarks used in this release are the property of Merit Medical Systems, Inc., its subsidiaries, or its licensors.

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